Exhibit 10.17

February 7, 2025

Aegus Corp.

2 Hamilton Drive

Florham Park, NJ 07932

Att: Robert Comizio

LETTER AGREEMENT

Robert:

This letter serves to confirm and memorialize an email agreement dated February 6, 2025, between us in which ScanTech AI Systems, Inc. (the “Company”) has agreed to settle outstanding matters with Aegus Corp. (“Aegus”) related to outstanding payables and a bridge loan due to Aegus.

In exchange for a forbearance against any action related to the above, the Company agrees to issue an additional Twenty-three Thousand (23,000) shares of common stock of the Company in addition to the Seventy Thousand (70,000) shares due to Aegus in its upcoming resale registration statement, and to pay to Aegus $17,500 (“Cash Payment”). The Cash Payment shall be credited against the outstanding payable due and owing to Aegus by the Company, which the parties to this letter Agreement hereby agree is $178,000 following the Cash Payment.

By signing this Letter Agreement you acknowledge and agree to the terms contained herein.

Sincerely,

/s/ Dolan Falconer
Dolan Falconer
President & Chief Executive Officer

Signed and Acknowledged by AEGUS CORP:

/s/ Robert Comizio
Name: Robert Comizio
Title: CEO

ScanTech AI Systems, Inc. | 1735 Enterprise Drive, Buford, Georgia 30518